Exhibit 99.1


FOR IMMEDIATE RELEASE                   Contact:  David M. Findlay
                                                  Executive Vice President
                                                  and Chief Financial Officer
                                                  (574) 267-9197

                     RECORD INCOME FOR LAKELAND FINANCIAL
             Third Quarter Performance and Cash Dividend Announced

     Warsaw, Indiana (October 15, 2004) - Lakeland Financial Corporation (Nasdaq/LKFN), parent company of Lake City Bank, today reported record quarterly net income of $4.0 million for the third quarter of 2004. This record income performance represents an increase of 10% over the $3.6 million reported for the third quarter of 2003 and an increase of 18% versus $3.3 million in the second quarter of 2004. Diluted net income per share for the quarter was $0.65 versus $0.60 for the third quarter of 2003 and $0.55 for the second quarter of 2004. Net income for the nine months ended September 30, 2004 was $10.8 million, and diluted net income per share was $1.78 versus $10.9 million, or $1.81 per diluted share, for the first nine months of 2003.

     Michael L. Kubacki, Chairman, President and Chief Executive Officer, commented, "Our penetration has continued in 2004 in every market we serve as we have experienced loan growth of nearly 10% versus our year-end 2003 total loans. This loan growth of over $80 million in 2004 has contributed to a positive growth trend in net interest income during the third quarter versus the first two quarters of 2004."

     "In addition, as a result of recent interest rate increases, we experienced an improved net interest margin during the quarter that should positively impact our performance for the balance of 2004. An improving net interest margin, in conjunction with healthy loan growth, should result in a continued improvement in net interest income performance," added Kubacki.

     The Company also announced that the Board of Directors approved a cash dividend for the third quarter of $0.21 per share, payable on October 25, 2004 to shareholders of record on October 10, 2004. The quarterly dividend represents an 11% increase over the quarterly dividend of $0.19 paid in 2003.

     Noninterest income excluding mortgage sales gains increased by 9% for the first nine months of 2004 versus the comparable period in 2003. Leading the improvement were a $517,000 increase in trust and brokerage fees, which increased 29%, and a $344,000 increase in credit card fees, which increased 26%. Net gains on the sale of mortgages held for sale were $724,000 in the first nine months versus $2.7 million during the comparable period in 2003.

     Kubacki observed, "Our ongoing focus on increasing fee based services has continued to positively leverage infrastructure and create incremental income impact. As revenue from the mortgage business has declined due to higher mortgage rates and a general slowdown in the mortgage business, our noninterest income generation has improved in all other categories."

     "We are particularly proud of the fact that noninterest expense was unchanged at $27.3 million year-to-date versus 2003, reflective of our focus on managing costs in a tight interest rate environment," continued Kubacki.

     Total loans as of September 30, 2004 were $952.7 million versus $929.6 million as of June 30, 2004, and $870.9 million as of December 31, 2003. Average loans during the third quarter of 2004 were $939.9 million compared to $924.8 million in the second quarter of 2004 and $847.6 million for all of 2003.

     Lakeland Financial's allowance for loan losses as of September 30, 2004 was $10.7 million compared to $10.6 million as of June 30, 2004 and $10.1 million as of September 30, 2003. Total non-performing assets were $10.9 million as of September 30, 2004 versus $4.7 million as of June 30, 2004 and $6.2 million as of September 30, 2003. The ratio of non-performing assets to loans was 1.14% on September 30, 2004 compared to 0.51% at June 30, 2004 and 0.73% as of September 30, 2003. Net charge offs totaled $141,000 for the first nine months of 2004 versus $1.2 million in the comparable period of 2003. For the nine months ended September 30, 2004, net charge offs were 0.02% of average loans compared to 0.20% in the same period in 2003.

     Kubacki commented, "As a result of the addition of a single commercial credit of $6.1 million, we experienced an increase in total nonperforming assets. The borrower filed for chapter 11 bankruptcy late in the third quarter and is in the process of determining its future business strategy. Borrower collateral and the personal guarantees of its principals support the credit. While we are disappointed with this event, we believe that the borrower and guarantors are committed to working with us to resolve this situation."

     For the nine months ended September 30, 2004, Lakeland Financial's average equity to average assets ratio was 7.23% versus 7.05% for the comparable period in 2003. Average stockholders' equity for the first nine months of 2004 was $95.1 million versus $87.4 million for the comparable period in 2003. Average total deposits for the nine months ended September 30, 2004 were $1.003 billion versus $961.8 million for the comparable period in 2003.

     Lakeland Financial Corporation is a $1.3 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Northern Indiana with 43 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley.

     Lakeland Financial Corporation may be accessed on its home page at www.lakecitybank.com. The Company's common stock is traded on the Nasdaq Stock Market under "LKFN". Marketmakers in Lakeland Financial Corporation common shares include FTN Financial Securities Corp., Goldman, Sachs & Co., Hill, Thompson, Magid & Co., Howe Barnes Investments, Inc., Keefe, Bruyette & Woods, Inc., Knight Equity Securities, L.P., Merrill Lynch & Co., Morgan Stanley & Co., Inc., Sandler O'Neill & Partners, Schwab Capital Markets, Stifel Nicolaus & Company, Inc., Susquehanna Capital Group and Trident Securities.

     This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

     A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist attacks, acts of war or threats thereof and the response of the United States to any such attacks and threats; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers;
(vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees;
(viii) changes in consumer spending;  (ix) unexpected results of acquisitions;
(x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

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



                                                     LAKELAND FINANCIAL CORPORATION
                                                THIRD QUARTER 2004 FINANCIAL HIGHLIGHTS
                                   (Unaudited - Dollars in thousands except Share and Per Share Data)


                                                                     Three Months Ended                    Nine Months Ended
                                                         ------------------------------------------    -------------------------
                                                          Sep. 30,         Jun. 30,     Sep. 30,        Sep. 30,      Sep. 30,
                                                            2004             2004         2003            2004          2003
                                                         -----------      ----------   ------------    -----------  ------------
END OF PERIOD BALANCES
  Assets                                                $  1,349,534    $  1,338,100   $  1,249,417   $  1,349,534  $  1,249,417
  Deposits                                                 1,043,513       1,022,335      1,002,037      1,043,513     1,002,037
  Loans                                                      952,671         929,565        847,714        952,671       847,714
  Allowance for Loan Losses                                   10,741          10,643         10,064         10,741        10,064
  Common Stockholders' Equity                                 98,737          92,930         88,799         98,737        88,799

AVERAGE BALANCES
Assets
  Total Assets                                          $  1,338,968    $  1,323,015   $  1,245,753   $  1,314,524  $  1,232,252
  Earning Assets                                           1,229,356       1,212,945      1,141,973      1,206,493     1,130,915
  Investments                                                279,907         280,159        267,756        280,704       270,941
  Loans                                                      939,914         924,817        853,425        916,228       843,271
Liabilities and Stockholders' Equity
  Total Deposits                                           1,022,216       1,016,951        982,617      1,002,702       961,770
  Interest Bearing Deposits                                  809,971         808,726        804,096        800,209       792,761
  Interest Bearing Liabilities                             1,020,926       1,013,015        971,005      1,008,805       965,374
  Common Stockholders' Equity                                 97,490          93,808         87,899         95,081        87,395

INCOME STATEMENT DATA
  Net Interest Income                                   $     10,814    $     10,278   $     10,405   $     31,300  $     31,699
  Net Interest Income-Fully Tax Equivalent                    11,130          10,609         10,682         32,273        31,927
  Provision for Loan Losses                                      150             246            380            648         1,764
  Noninterest Income                                           4,531           4,146          4,481         12,837        13,806
  Noninterest Expense                                          9,201           9,195          9,096         27,304        27,334
  Net Income                                                   3,951           3,344          3,591         10,797        10,855

PER SHARE DATA
  Basic Net Income Per Common Share                     $       0.67    $       0.57   $       0.62   $       1.84  $       1.87
  Diluted Net Income Per Common Share                           0.65            0.55           0.60           1.78          1.81
  Cash Dividends Per Common Share                               0.21            0.21           0.19           0.63          0.57
  Book Value Per Common Share (equity per share issued)        16.80           15.82          15.25          16.80         15.25
  Market Value - High                                          34.46           34.49          34.40          38.05         34.40
  Market Value - Low                                           30.74           28.31          29.51          28.31         23.00
  Basic Weighted Average Common Shares Outstanding         5,874,981       5,859,474      5,819,671      5,859,191     5,816,830
  Diluted Weighted Average Common Shares Outstanding       6,058,608       6,048,256      6,017,241      6,053,125     5,982,283

KEY RATIOS
  Return on Average Assets                                      1.17  %         1.02  %        1.15  %        1.10  %     1.18  %
  Return on Average Common Stockholders' Equity                16.12           14.34          16.33          15.17       16.73
  Efficiency  (Noninterest Expense / Net Interest Income
      plus Noninterest Income)                                 59.96           65.19          61.08          61.86       60.05
  Average Equity to Average Assets                              7.28            7.10           7.01           7.23        7.05
  Net Interest Margin                                           3.60            3.52           3.71           3.57        3.84
  Net Charge Offs to Average Loans                              0.02            0.04           0.05           0.02        0.20
  Loan Loss Reserve to Loans                                    1.13            1.14           1.19           1.13        1.19
  Nonperforming Assets to Loans                                 1.14            0.51           0.73           1.14        0.73
  Tier 1 Leverage                                               9.24            9.14           8.31           9.24        8.31
  Tier 1 Risk-Based Capital                                    11.72           11.60          10.77          11.72       10.77
  Total Capital                                                12.74           12.63          11.82          12.74       11.82

ASSET QUALITY
  Loans Past Due 90 Days or More                        $      2,821    $      2,855   $      3,226   $      2,821  $      3,226
  Non-accrual Loans                                            7,779           1,575          1,291          7,779         1,291
  Net Charge Offs                                                 52              80            102            141         1,232
  Other Real Estate Owned                                        277             277          1,530            277         1,530
  Other Nonperforming Assets                                      28              30            120             28           120
  Total Nonperforming Assets                                  10,905           4,737          6,167         10,905         6,167

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

                                                   LAKELAND FINANCIAL CORPORATION
                                                    CONSOLIDATED BALANCE SHEETS
                                           As of September 30, 2004 and December 31, 2003
                                                           (in thousands)
                                                                                    September 30,  December 31,
                                                                                        2004           2003
                                                                                    ------------   ------------
                                                                                     (Unaudited)
ASSETS
Cash and cash equivalents:
  Cash and due from banks                                                           $     47,134   $     52,297
  Short-term investments                                                                   6,696          5,144
                                                                                    ------------   ------------
     Total cash and cash equivalents                                                      53,830         57,441
Securities available-for-sale:
  U. S. Treasury and government agency securities                                         21,950         17,280
  Mortgage-backed securities                                                             208,902        211,142
  State and municipal securities                                                          54,131         52,945
                                                                                     ------------    -----------
       Total securities available-for-sale                                                284,983        281,367

Real estate mortgages held-for-sale                                                        2,298          3,431
Loans:
  Total loans                                                                            952,671        870,882
  Less: Allowance for loan losses                                                         10,741         10,234
                                                                                    ------------   ------------
     Net loans                                                                           941,930        860,648
Land, premises and equipment, net                                                         25,372         26,157
Accrued income receivable                                                                  5,254          5,010
Goodwill                                                                                   4,970          4,970
Other intangible assets                                                                    1,299          1,460
Other assets                                                                              29,598         30,930
                                                                                    ------------   ------------
     Total assets                                                                   $  1,349,534   $  1,271,414
                                                                                    ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
  Noninterest bearing deposits                                                      $    211,262   $    185,734
  Interest bearing deposits                                                              832,251        740,657
                                                                                    ------------   ------------
     Total deposits                                                                    1,043,513        926,391
Short-term borrowings:
  Federal funds purchased                                                                 22,500         24,000
  Securities sold under agreements
    to repurchase                                                                         71,794        102,601
  U.S. Treasury demand notes                                                               2,792          3,160
  Other borrowings                                                                        60,000         55,000
                                                                                    ------------   ------------
     Total short-term borrowings                                                         157,086        184,761
Accrued expenses payable                                                                   7,548          7,804
Other liabilities                                                                          1,676          1,461
Long-term borrowings                                                                      10,046         30,047
Subordinated debentures                                                                   30,928         30,928
                                                                                    ------------   ------------
     Total liabilities                                                                 1,250,797      1,181,392
STOCKHOLDERS' EQUITY
Common stock: No par value, 90,000,000 shares authorized,
  5,876,744 shares issued and 5,842,377 outstanding as of
  September 30, 2004, and 5,834,744 shares issued and 5,788,263
  outstanding at December 31, 2003                                                         1,453          1,453
Additional paid-in capital                                                                11,461         10,509
Retained earnings                                                                         87,359         80,260
Accumulated other comprehensive income/(loss)                                               (796)        (1,282)
Treasury stock, at cost                                                                     (740)          (918)
                                                                                    ------------   ------------
     Total stockholders' equity                                                           98,737         90,022
                                                                                    ------------   ------------
     Total liabilities and stockholders' equity                                     $  1,349,534   $  1,271,414
                                                                                    ============   ============

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

                                                   LAKELAND FINANCIAL CORPORATION
                                                 CONSOLIDATED STATEMENTS OF INCOME
                               For the Three Months and Nine Months Ended September 30, 2004 and 2003
                                                (in thousands except for share data)
                                                            (Unaudited)

                                                          Three Months Ended            Nine Months Ended
                                                             September 30,                 September 30,
                                                      ---------------------------   ---------------------------
                                                          2004           2003           2004           2003
                                                      ------------   ------------   ------------   ------------
INTEREST AND DIVIDEND INCOME
----------------------------
Interest and fees on loans: Taxable                   $     12,352   $     11,543   $     35,255   $     35,453
                            Tax exempt                          67             74            206            203
                                                      ------------   ------------   ------------   ------------
   Total loan income                                        12,419         11,617         35,461         35,656
Short-term investments                                          33             48             82            133
Securities:
 U.S. Treasury and government agency securities                191            145            534            460
 Mortgage-backed securities                                  1,780          2,473          5,484          8,099
 State and municipal securities                                585            550          1,757          1,475
                                                      ------------   ------------   ------------   ------------
   Total interest and dividend income                       15,008         14,833         43,318         45,823

INTEREST EXPENSE
----------------
Interest on deposits                                         3,249          3,421          9,381         10,909
Interest on short-term borrowings                              517            244          1,215            897
Interest on long-term debt                                     428            763          1,422          2,318
                                                      ------------   ------------   ------------   ------------
   Total interest expense                                    4,194          4,428         12,018         14,124
                                                      ------------   ------------   ------------   ------------
NET INTEREST INCOME                                         10,814         10,405         31,300         31,699
-------------------
Provision for loan losses                                      150            380            648          1,764
                                                      ------------   ------------   ------------   ------------
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES                                   10,664         10,025         30,652         29,935
-------------------------                             ------------   ------------   ------------   ------------
NONINTEREST INCOME
------------------
Trust and brokerage fees                                       800            627          2,319          1,802
Service charges on deposit accounts                          1,840          1,736          5,194          5,136
Credit card fee income                                         576            487          1,657          1,313
Other income (net)                                             884          1,256          2,943          2,908
Net gains on sale of real
estate mortgages held for sale                                 431            383            724          2,655
Net securities losses                                            0             (8)             0             (8)
                                                      ------------   ------------   ------------   ------------
   Total noninterest income                                  4,531          4,481         12,837         13,806

NONINTEREST EXPENSE
-------------------
Salaries and employee benefits                               4,921          5,076         14,705         14,789
Occupancy and equipment expense                              1,203          1,192          3,334          3,772
Data processing expense                                        656            562          1,901          1,835
Credit card interchange                                        404            285          1,037            728
Other expense                                                2,017          1,981          6,327          6,210
                                                      ------------   ------------   ------------   ------------
   Total noninterest expense                                 9,201          9,096         27,304         27,334

INCOME BEFORE INCOME TAX EXPENSE                             5,994          5,410         16,185         16,407
--------------------------------
Income tax expense                                           2,043          1,819          5,388          5,552
                                                      ------------   ------------   ------------   ------------
NET INCOME                                            $      3,951   $      3,591   $     10,797   $     10,855
----------                                            ============   ============   ============   ============
BASIC WEIGHTED AVERAGE COMMON SHARES OUTSTANDING         5,874,981      5,819,671      5,859,191      5,816,830
BASIC EARNINGS PER COMMON SHARE                       $       0.67   $       0.62   $       1.84   $       1.87
-------------------------------                       ============   ============   ============   ============
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING       6,058,608      6,017,241      6,053,125      5,982,283
DILUTED EARNINGS PER COMMON SHARE                     $       0.65   $       0.60   $       1.78   $       1.81
---------------------------------                     ============   ============   ============   ============
